UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

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Buffalo Wild Wings, Inc.
(Name of Registrant as Specified In Its Charter)

MARCATO CAPITAL MANAGEMENT LP MARCATO INTERNATIONAL MASTER FUND LTD. MARCATO SPECIAL OPPORTUNITIES MASTER FUND LP SCOTT O. BERGREN RICHARD T. MCGUIRE III SAM ROVIT EMIL LEE SANDERS
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CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Marcato International Master Fund Ltd. (“Marcato International”) and the other Participants (as defined below) intend to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2017 annual shareholders meeting of Buffalo Wild Wings, Inc., a Minnesota corporation (“BWW”).

The participants in the proxy solicitation are Marcato International, Marcato Capital Management LP, Marcato Special Opportunities Master Fund LP (“Marcato Special Opportunities Fund”), Emil Lee Sanders, Richard T. McGuire III, Sam Rovit and Scott O. Bergren (collectively, the “Participants”).

MARCATO INTERNATIONAL STRONGLY ADVISES ALL SHAREHOLDERS OF BWW TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, INNISFREE M&A INCORPORATED, TOLL-FREE AT (888) 750-5834 (BANKS AND BROKERS MAY CALL COLLECT AT (212) 750-5833).

As of the date hereof, Marcato International directly owns 950,000 shares of common stock, no par value, of BWW (the “Common Stock”), representing approximately 5.4% of the outstanding shares of Common Stock and Marcato Special Opportunities Fund directly owns 32,600 shares of Common Stock, representing approximately 0.2% of the outstanding shares of Common Stock.

In addition, Marcato Capital Management LP, as the investment manager of Marcato International and Marcato Special Opportunities Fund, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of Common Stock held by Marcato and Marcato Special Opportunities Fund, therefore, may be deemed to be the beneficial owner of such shares.  By virtue of Mr. McGuire’s position as the managing partner of Marcato Capital Management LP, Mr. McGuire may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of Common Stock held by Marcato International and Marcato Special Opportunities Fund and, therefore, Mr. McGuire may be deemed to be the beneficial owner of such shares.

On March 8, 2017, Marcato Capital Management LP and certain affiliates issued and posted to http://www.winningatwildwings.com the following press release and presentation referenced therein:

MARCATO WANTS TO KNOW WHY BUFFALO WILD WINGS LEADERSHIP HAS CONSISTENTLY SOLD BWLD STOCK AT EVERY OPPORTUNITY

New Presentation Provides In-Depth Analysis of BWLD Board and Management Track Record of Consistently Selling Shares, Cashing Out Equity Grants and Lack of Economic Alignment with Shareholders

San Francisco – March 8, 2017 – Marcato Capital Management LP (“Marcato”), a San Francisco-based investment manager which manages funds that beneficially own approximately 5.6% of the outstanding common shares of Buffalo Wild Wings, Inc. (NASDAQ: BWLD) (“Buffalo Wild Wings”), today released a detailed presentation to Buffalo Wild Wings shareholders highlighting the fact that not a single executive and only one director on one occasion have ever executed an open-market purchase of BWLD stock, and that despite their stated optimism in the long-term value creation opportunity, BWLD leadership has not put their money where their mouth is.

The presentation is available here.

Mick McGuire, Managing Partner of Marcato, said: “Since its IPO in 2003, Buffalo Wild Wings’ Board and Management team have sold the vast majority of all stock ever owned.  In our view, this lack of long-term ownership has contributed to failures of governance and oversight, poor capital allocation discipline and the severe lack of urgency in navigating the difficult operating environment.  Shareholders deserve a Board and management team that is willing to commit its own capital alongside them.”

Marcato encourages all BWLD shareholders to visit www.WinningAtWildWings.com to review the presentation and additional information about Marcato’s investment in Buffalo Wild Wings.

Media:
Jonathan Gasthalter/Nathaniel Garnick/Amanda Klein
Gasthalter & Co.
(212) 257-4170

Investors:
Scott Winter/Larry Miller
Innisfree M&A Incorporated
(212) 750-5833

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Marcato International Master Fund Ltd. (“Marcato International”) and the other Participants (as defined below) intend to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2017 annual shareholders meeting of Buffalo Wild Wings, Inc., a Minnesota corporation (“BWW”).

The participants in the proxy solicitation are Marcato International, Marcato Capital Management LP,
1

Marcato Special Opportunities Master Fund LP (“Marcato Special Opportunities Fund”), Emil Lee Sanders, Richard T. McGuire III, Sam Rovit and Scott O. Bergren (collectively, the “Participants”).

MARCATO INTERNATIONAL STRONGLY ADVISES ALL SHAREHOLDERS OF BWW TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, INNISFREE M&A INCORPORATED, TOLL-FREE AT (888) 750-5834 (BANKS AND BROKERS MAY CALL COLLECT AT (212) 750-5833).

As of the date hereof, Marcato International directly owns 950,000 shares of common stock, no par value, of BWW (the “Common Stock”), representing approximately 5.4% of the outstanding shares of Common Stock and Marcato Special Opportunities Fund directly owns 26,100 shares of Common Stock, representing approximately 0.2% of the outstanding shares of Common Stock.

In addition, Marcato Capital Management LP, as the investment manager of Marcato International and Marcato Special Opportunities Fund, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of Common Stock held by Marcato and Marcato Special Opportunities Fund, therefore, may be deemed to be the beneficial owner of such shares.  By virtue of Mr. McGuire’s position as the managing partner of Marcato Capital Management LP, Mr. McGuire may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of Common Stock held by Marcato International and Marcato Special Opportunities Fund and, therefore, Mr. McGuire may be deemed to be the beneficial owner of such shares.

2

 BUFFALO WILD WINGSMARCH 2017

 DisclAIMER  1  The views expressed in this presentation (the “Presentation”) represent the opinions of Marcato Capital Management LP and/or certain affiliates (“Marcato”) and the investment funds it manages that hold shares in Buffalo Wild Wings, Inc. (the “Company”). This Presentation is for informational purposes only, and it does not have regard to the specific investment objective, financial situation, suitability or particular need of any specific person who may receive the Presentation, and should not be taken as advice on the merits of any investment decision. The views expressed in the Presentation represent the opinions of Marcato, and are based on publicly available information and Marcato analyses. Certain financial information and data used in the Presentation have been derived or obtained from filings made with the Securities and Exchange Commission (“SEC”) by the Company or other companies that Marcato considers comparable. Marcato has not sought or obtained consent from any third party to use any statements or information indicated in the Presentation as having been obtained or derived from a third party. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed in the Presentation. Information contained in the Presentation has not been independently verified by Marcato, and Marcato disclaims any and all liability as to the completeness or accuracy of the information and for any omissions of material facts. Marcato disclaims any obligation to correct, update or revise the Presentation or to otherwise provide any additional materials. Neither Marcato nor any of its affiliates makes any representation or warranty, express or implied, as to the accuracy, fairness or completeness of the information contained herein and the recipient agrees and acknowledges that it will not rely on any such information. Marcato recognizes that the Company may possess confidential information that could lead it to disagree with Marcato’s views and/or conclusions. Funds managed by Marcato currently beneficially own, and/or have an economic interest in, shares of the Company. These funds are in the business of trading—buying and selling—securities. Marcato may buy or sell or otherwise change the form or substance of any of its investments in any manner permitted by law and expressly disclaims any obligation to notify any recipient of the Presentation of any such changes. There may be developments in the future that cause funds managed by Marcato to engage in transactions that change the beneficial and/or economic interest in the Company.The Presentation may contain forward-looking statements which reflect Marcato’s views with respect to, among other things, future events and financial performance. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if Marcato’s underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Marcato that the future plans, estimates or expectations contemplated will ever be achieved. The securities or investment ideas listed are not presented in order to suggest or show profitability of any or all transactions. There should be no assumption that any specific portfolio securities identified and described in the Presentation were or will be profitable. Under no circumstances is the Presentation to be used or considered as an offer to sell or a solicitation of an offer to buy any security, nor does the Presentation constitute either an offer to sell or a solicitation of an offer to buy any interest in funds managed by Marcato. Any such offer would only be made at the time a qualified offeree receives the Confidential Explanatory Memorandum of such fund. Any investment in the Marcato Funds is speculative and involves substantial risk, including the risk of losing all or substantially all of such investment.

 Certain information concerning the participants  2  Marcato International Master Fund, Ltd. (“Marcato International”) and the other Participants (as defined below) intend to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2017 annual shareholders meeting of Buffalo Wild Wings, Inc., a Minnesota corporation (“BWW”). The participants in the proxy solicitation are Marcato International, Marcato Capital Management LP, Marcato Special Opportunities Master Fund LP (“Marcato Special Opportunities Fund”), Emil Lee Sanders, Richard T. McGuire III, Sam Rovit and Scott O. Bergren (collectively, the “Participants”).MARCATO STRONGLY ADVISES ALL SHAREHOLDERS OF BWW TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, INNISFREE M&A INCORPORATED, TOLL-FREE AT (888) 750-5834 (BANKS AND BROKERS MAY CALL COLLECT AT (212) 750-5833).As of the date hereof, Marcato International directly owns 950,000 shares of common stock, no par value, of BWW (the “Common Stock”), representing approximately 5.4% of the outstanding shares of Common Stock and Marcato Special Opportunities Fund directly owns 26,100 shares of Common Stock, representing approximately 0.2% of the outstanding shares of Common Stock. In addition, Marcato Capital Management LP, as the investment manager of Marcato International and Marcato Special Opportunities Fund, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of Common Stock held by Marcato and Marcato Special Opportunities Fund, therefore, may be deemed to be the beneficial owner of such shares. By virtue of Mr. McGuire’s position as the managing partner of Marcato Capital Management LP, Mr. McGuire may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of Common Stock held by Marcato International and Marcato Special Opportunities Fund and, therefore, Mr. McGuire may be deemed to be the beneficial owner of such shares.

 History of management’s & the board’s lack of “skin” in the Company  Despite their stated optimism for future long-term value creation, BWLD leadership has not put their money where their mouth is:Not a single executive and only one director on one occasion has ever executed an open-market purchase of BWLD stockManagement and the Board of Buffalo Wild Wings have sold the vast majority of stock they have ever ownedSenior executives for years have used the Company’s employee equity plan to extract short-term gains, taking advantage of the plan’s discount purchase incentive to buy stock at a discount and quickly flip the shares into the open market at fair valueShareholders deserve a Board and management team whose long-term interests are aligned with their own  3  If the leaders of Buffalo Wild Wings don’t believe in the long-term value of BWLD stock, why should shareholders believe in them?

HUNDREDS OF OPEN MARKET SALES & ***ONLY ONE*** OPEN MARKET PURCHASE IN 13+ YEARS


Since 2003, insiders have constantly sold stock
Open Mkt. Transactions
Sales
Purchases
Current + Recent Insiders 667 1
SENIOR MANAGEMENT
Sally Smith 129 –
James Schmidt 80 –
Judith Shoulak 65 –
TENURED DIRECTORS
J. Oliver Maggard 48 –
James Damian 16 –
Michael Johnson – –
Jerry Rose – –
Cindy Davis – 1
Only once in 13+ years has a BWLD insider (Cindy Davis) reached into their own pocket and bought stock at market value
RECENTLY-DEPARTED SENIOR MANAGEMENT
Mary Twinem 133 –
Kathleen Benning 73 –
RECENTLY-REPLACED DIRECTORS
Warren Mack 71 –
Dale Applequist 52 –
2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017
Open-market Sale
Open-market Purchase

Source: Company filings as of 3/6/17.

Note: Open market transactions include outright sales only and do not include shares gifted, transferred, or delivered or withheld for tax purposes, or shares purchased through the ESPP. Not all individual sale transactions included in total count of open market transactions are depicted on timeline due to multiple sales and other transactions occurring on the same day.

MARCATO

4

 “[W]e will continue…to deliver significant value to our shareholders”“We are excited about the value we are creating for our shareholders through our many growth opportunities”“I am confident and excited about the future of Buffalo Wild Wings”– Sally Smith, 2016 Analyst Day  5  management and the board have sold substantial amounts of stock shortly after promoting rosy outlook  Source: Company filings and presentation transcripts as of 3/6/17.Note: Shares sold include open market sales as well as shares gifted, transferred, and delivered or withheld for tax purposes. Value sold calculated based on disclosed selling prices, per filings on Form 4.    “We are confident we will continue to deliver long-term growth and profitability of the Company to deliver significant value to our shareholders”“[T]he Board and management are focused on maximizing long-term shareholder value”“While I am proud of the value we have created in the past, our goal is to create similar value in the future”“We are excited about the value we are creating for our shareholders through our many growth opportunities”“We believe we have the right combination of growth and shareholder returns and I am confident and excited about the future of Buffalo Wild Wings”– 2016 Analyst Day  “I believe the future of this brand and Company are brighter now than ever before”“[T]oday made me more excited about the brand, because there’s so much happening. And the amazing thing is…it just keeps getting better” –James Schmidt & Sally Smith, 2014 Analyst Day  Millions of dollars worth of stock has been sold since affirming BWLD’s “exciting future” at the 2014 & 2016 Analyst Days

 6  2014 Analyst Day comments versus share sales  “Committed” to driving value…      Sally Smith CEO & President  James SchmidtCOO  Judith ShoulakEVP, N. America        Sold 126% of shares owned on 4/2/14Sold 66% of shares initially owned + later grants    Sold 105% of shares owned on 4/2/14Sold 53% of shares initially owned + later grants    Sold 131% of shares owned on 4/2/14Sold 55% of shares initially owned + later grants  …but turning around and selling stock    “We have been together for a long time…Together, we’re committed to leading this Company to support sustained, continuous growth for the future and continuing to earn the loyalty of our guests and drive shareholder value”“[W]e’re very proud of our progress, but we’re more excited about the opportunities of the future…It’s an exciting time”– 2014 Analyst Day    Sold 1,500 shares for $215k on 4/15/14, just two weeks after the Analyst Day  Sold 1,000 shares for $143k on 4/15/14, just two weeks after the Analyst Day  Sold 5,460 shares for $787k on 4/30/14, just four weeks after the Analyst Day  “[W]e’re committed to leading this Company to…drive shareholder value”– Sally Smith, 4/2/14  “[We have] always dreamed big…and the most exciting thing is, the journey [has] just begun”– James Schmidt, 4/2/14  “Our vision for Buffalo Wild Wings…is to create the ultimate social experience …in our communities”– Judith Shoulak, 4/2/14      Source: Company filings and presentation transcripts as of 3/6/17.Note: Purchases include shares acquired through the ESPP. Grants include performance-based RSUs awarded 2/17/17 that had not yet been reported as settled as of 3/6/17. Sales include 10b5-1 plan and open market sales, as well as gifted shares and shares delivered or withheld for tax purposes.

2016 ANALYST DAY COMMENTS VERSUS SHARE SALES

Expressing optimism at the 2016 Analyst Day

Sally Smith
CEO & President



"[T]he Board and management are **focused on maximizing long-term shareholder value**"

– Sally Smith, 8/16/16

James Schmidt
COO



"**As we look to the future, we believe we are uniquely positioned** as an organization"

– James Schmidt, 8/16/16

Judith Shoulak
EVP, N. America



"**You can count on us that we will continue** our disciplined approach…**[to] create shareholder value**"

– Judith Shoulak, 8/16/16

Despite positive outlook, selling away their economic stake in the outcome

Monetized ~$3m of stock since claiming to be focused on long-term value at the 2016 Analyst Day

	Held on 8/16/16	Grants	Purchases	Sales	Current Shares
Sally Smith	54.4k	10.8k	–	(12.5k)	52.7k
James Schmidt	39.6k	5.1k	–	(7.3k)	37.5k
Judith Shoulak	16.4k	5.9k	–	(0.3k)	22.0k

Sally Smith:
- Sold 23% of shares owned on 8/16/16
- Sold 19% of shares initially owned + later grants
- Sold 2,000 shares for $314k on 9/15/16, less than a month after the Analyst Day

James Schmidt:
- Sold 18% of shares owned on 8/16/16
- Sold 16% of shares initially owned + later grants
- Sold 750 shares for $122k on 9/1/16, just two weeks after the Analyst Day

Judith Shoulak:
- Only senior executive to have slowed breakneck pace of sales following either Analyst Day

Source: Company filings and presentation transcripts as of 3/6/17.
Note: Purchases include shares acquired through the ESPP. Grants include performance-based RSUs awarded 2/17/17 that had not yet been reported as settled as of 3/6/17. Sales include 10b5-1 plan and open market sales, as well as gifted shares and shares delivered or withheld for tax purposes.

MARCATO

7

   Sally Smith CEO & President  James SchmidtCOO  Judith ShoulakEVP, N. America  8  In aggregate, BWLD’s top executives have unloaded 92% of all shares they have been granted since IPO  Does this behavior reflect alignment of interests with shareholders?  Lee Patterson (EVP, North America)  Shares sold as a percentage of shares granted        Still sold 600 shares in 2004 despite zero grants  Still sold 527 shares in 2004 despite zero grants      Sally Smith sold more than 100% of all shares granted in nine of the last 14 years                    James Schmidt sold more than 100% of all shares granted in six of the last 14 years                      Judith Shoulak sold more than 100% of all shares granted in four of the last 14 years  Source: Company filings and presentation transcripts as of 3/6/17.Note: Purchases include shares acquired through the ESPP. Grants include performance-based RSUs awarded 2/17/17 that had not yet been reported as settled as of 3/6/17. Sales include 10b5-1 plan and open market sales, as well as gifted shares and shares delivered or withheld for tax purposes.

 9  BWLD insiders have sold ~80-90% of all stock ever owned  Of CEO Sally Smith’s 23 purchases of stock through the Employee Stock Purchase Plan (“ESPP”), she has subsequently sold those shares , and often on the same day  Selling record reveals culture among senior leaders of minimizing long-term ownership of stock   Source: Company filings as of 3/6/17.Note: James Schmidt’s tenure at the Company includes time served on the Board of Directors from 1994 – 2003, which preceded his joining the Company as an employee in 2002. Grants include performance-based RSUs awarded 2/17/17 that had not yet been reported as settled as of 3/6/17. Shares sold include gifts, transfers, and shares delivered or withheld for tax purposes.

 10  BWLD employee stock purchase plan exploited by senior management  Source: Company filings as of 3/6/17.Calculated as the average number of days between purchase and next sale of shares in excess of amounts purchased under the ESPP, by transaction, for Sally Smith, James Schmidt, and Judith Shoulak since IPO.(2) Excludes 700 shares purchased by Judith Shoulak in the IPO on 11/21/03 at the offering price of $17/share, as disclosed on Form 4 dated 5/31/07.  Of CEO Sally Smith’s 23 purchases of stock through the Employee Stock Purchase Plan (“ESPP”), she has subsequently sold those shares , and often on the same day  Buffalo Wild Wings’ Employee Stock Purchase Plan (“ESPP”) allows eligible employees to purchase BWLD common stock at a 15% discount to the lower of the beginning or ending closing price for each six-month period ending in May and NovemberExecutives have a history of monetizing this incentive by purchasing discounted stock through the plan and then flipping those shares at market prices within an average of just 75 days after purchasing them(1)—and in multiple instances, even on the very same daySince 2003, BWLD’s most tenured senior executives - Sally Smith, James Schmidt, and Judith Shoulak - have utilized this program to purchase a total of 15,801 shares(2), equal to 2% of the 796k+ shares they have sold over the same timeframeNo shares have been purchased by these executives other than through the program(2)  Management has used equity incentive plans as a cash machine

 11  Sally Smith’s ESPP purchases have been followed very closely by Stock sales…  Source: Company filings as of 3/6/17.  CEO Sally Smith’s 23 purchases of stock through the Employee Stock Purchase Plan (“ESPP”) have been subsequently sold, on average, just 35 days following the date of purchase, and in some instances on the very same dayThough the dollar amounts of these purchases have been less than $25k each (pursuant to the limitations of the ESPP), these purchases clearly do not reflect a commitment to long-term value, given the speed with which they have been flipped into the market   Shares purchased are sold 35 days later on average: Is this A “Long term” approach?       Average holding period of ESPP shares:35 days

 12  …as have the espp purchases of other senior executives  Source: Company filings as of 3/6/17.Note: Shares sold for Judith Shoulak assumed allocated on a “first in, first out” basis. Where shares traded in next sale did not exceed amount in prior purchase, assume excess is allocated to next closest transaction. Transactions exclude 700 shares purchased by Judith Shoulak at IPO, as reported on 5/31/07. Transaction on 11/15/06 reflects aggregate of 820 shares acquired for the phases ended 5/15/06 and 11/15/06.   James Schmidt, Chief Operating Officer    Judith shoulak, executive vice president north America        Average holding period of ESPP shares :108 days  Average holding period of ESPP shares :136 days

 13  The plan exists to incentivize long-term behavior, not to provide a mechanism for lining the pockets of executives  Of CEO Sally Smith’s 23 purchases of stock through the Employee Stock Purchase Plan (“ESPP”), she has subsequently sold those shares , and often on the same day  Source: Company filings as of 3/6/17.(1) Filed as Ex. 10.19 to Amendment No. 2 to S-1 dated 11/5/03.  “ARTICLE II – PURPOSE2.01 Purpose. The primary purpose of the Plan is to provide an opportunity for Eligible Employees of the Corporation to become shareholders of the Corporation, thereby providing them with an incentive to remain in the Corporation's employ, to improve operations, to increase profits and to contribute more significantly to the Corporation's success.”– Amendment No. 1 to Buffalo Wild Wings, Inc. 2003 Employee Stock Purchase Plan(1)    The purpose of the ESPP is NOT to create an opportunity for additional cash compensationSenior BWLD executives have been capitalizing on the ESPP discount to enrich themselves, not to deepen their alignment with shareholders.

THE BOARD AND MANAGEMENT TEAM LACK AN OWNER'S PERSPECTIVE

Name	Purchases
Sally Smith *CEO & President* *Tenure: 23 years* 	Open market purchases: **Zero shares** ESPP purchases: **7,563 shares**
James Schmidt *COO* *Tenure: 23 years* 	Open market purchases: **Zero shares** ESPP purchases: **627 shares**
Judith Shoulak *EVP, N. America* *Tenure: 15 years* 	Open market purchases: **Zero shares** ESPP & pre-IPO purchases: **8,311**
Mary Twinem *Fmr. CFO* *Tenure: 21 years* 	Open market purchases: **Zero shares** ESPP purchases: **5,445 shares**
Kathleen Benning *Fmr. Strategy Chief* *Tenure: 20 years* 	Open market purchases: **Zero shares** ESPP purchases: **7,689 shares**
J. Oliver Maggard *Director* *Tenure: 18 years* 	Total historical purchases: **Zero shares**
James Damian *Director* *Tenure: 11 years* 	Total historical purchases: **Zero shares**
Michael Johnson *Director* *Tenure: 11 years* 	Total historical purchases: **Zero shares**
Jerry Rose *Director* *Tenure: 6 years* 	Total historical purchases: **Zero shares**
Cindy Davis *Director* *Tenure: 2 years* 	Total historical purchases: **315 shares**
Warren Mack *Fmr. Director* *Tenure: 22 years* 	Total historical purchases: **Zero shares**
Dale Applequist *Fmr. Director* *Tenure: 19 years* 	Total historical purchases: **Zero shares**

Virtually no key executive or board member, over the company's entire 13+ year history as a public company, has ever invested their personal capital into the shares of Buffalo Wild Wings

Source: Company filings, Bloomberg as of 3/6/17.

Note: Open market purchases refer to shares purchased at market prices, and exclude shares purchased through the Employee Stock Purchase Plan ("ESPP"). Totals represent purchases made since Buffalo Wild Wings, Inc.'s initial public offering on 11/21/03.

[dashed box] Indicates recently-departed insiders.

MARCATO

14

We believe the Lack of alignment with shareholders explains business challenges  Marcato believes that:The Board of Directors’ and senior executives’ lack of long-term ownership explains recent failures of governance and oversightPoor capital allocation discipline and the severe lack of urgency in navigating the difficult operating environment is symptomatic of a Board and management team that is economically misaligned with the long-term consequences of their decisionsManagement promotes their optimism for and commitment to creating shareholder value and yet betrays that sentiment with aggressive selling of stockUnlike the current leadership, Marcato has a significant interest in maximizing the long-term value of the business, owning 5.6% of Buffalo Wild Wings stock  15  Shareholders deserve a Board and management team that is willing to commit their own capital alongside shareholders